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                                                                   EXHIBIT 10.46

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                          iBASIS SECURITIES CORPORATION

                                    GUARANTEE

                          Dated as of February 21, 2003

               U.S. Bank National Association, as Collateral Agent

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                                TABLE OF CONTENTS

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
1.   Reference to Exchange Agreement; Definitions; Certain Rules of Construction...........1
     1.1.    "Agreement"...................................................................1
     1.2.    "Obligors"....................................................................1
2.   Guarantee.............................................................................2
     2.1.    Guarantee of Obligations......................................................2
     2.2.    Continuing Obligation.........................................................2
     2.3.    Waivers with Respect to Obligations...........................................3
     2.4.    Investors' Power to Waive, etc................................................4
     2.5.    Information Regarding the Borrower, etc.......................................5
     2.6.    Certain Guarantor Representations.............................................5
     2.7.    Subrogation...................................................................6
     2.8.    Subordination.................................................................6
     2.9.    Future Subsidiaries; Further Assurances.......................................6
3.   Representations and Warranties........................................................7
     3.1.    Organization and Business.....................................................7
     3.2.    Authorization and Enforceability..............................................7
     3.3.    No Legal Obstacle to Agreements...............................................7
     3.4.    Litigation....................................................................7
4.   Successors and Assigns................................................................8
5.   Notices...............................................................................8
6.   Reimbursement of Expenses.............................................................8
7.   Venue; Service of Process.............................................................8
8.   WAIVER OF JURY TRIAL..................................................................9
9.   General...............................................................................9
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                          iBASIS SECURITIES CORPORATION

                                    GUARANTEE

     This Agreement, dated as of February 21, 2003, is among iBasis Securities Corporation, a Massachusetts corporation (the "GUARANTOR"), and U.S. Bank National Association, as Collateral Agent (the "COLLATERAL AGENT") for itself and the Holders under the Exchange Agreement (as defined below). The parties agree as follows:

1. REFERENCE TO EXCHANGE AGREEMENT; DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Reference is made to the Securities Exchange Agreement dated as of the date hereof, as from time to time in effect (the "EXCHANGE AGREEMENT"), among iBasis, Inc., a Delaware corporation (the "COMPANY"), iBasis Global, Inc., a Delaware corporation ("iBASIS GLOBAL", and collectively with the Company, the "BORROWER"), the Guarantor, the Exchanging Holders named therein and the Collateral Agent. Capitalized terms defined in the Exchange Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (f) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

     1.1. "AGREEMENT" means this Guarantee as from time to time in effect.

     1.2. "EXCHANGING HOLDERS" means the Exchanging Holders from time to time signatories to the Exchange Agreement and any other holders of Convertible Notes who (i) become parties to the Exchange Agreement pursuant to the execution and delivery of a Joinder Agreement in accordance with the terms of the Exchange Agreement or (ii) exchange their Convertible Notes for Notes pursuant to a Permitted Exchange.

     1.3. "OBLIGATIONS" means any and all present and future liabilities, obligations and Indebtedness of the Borrower and any of its Subsidiaries or any other Obligor owing to the Collateral Agent or any Holder (or any Affiliate of a Holder or Collateral Agent) under or in connection with the Exchange Agreement, any other Credit Document or any other agreement executed in connection with a Permitted Exchange, including, without limitation, obligations in respect of principal, interest, prepayment premium and all other reimbursement obligations under the Notes, all fees, charges, indemnities and expenses from time to time owing hereunder, under any other Credit Document and under any other agreement executed in connection with a

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Permitted Exchange (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

     1.4. "OBLIGORS" means the Borrower, the Guarantor and the Subsidiaries of the Borrower party hereto as guarantors from time to time.

2.   GUARANTEE.

     2.1. GUARANTEE OF OBLIGATIONS. The Guarantor unconditionally guarantees that the Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Obligations shall not have been so paid in full when due and payable, the Guarantor will, immediately upon notice by the Collateral Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Collateral Agent for the account of each Holder in accordance with the Holder's respective Percentage Interests therein the amount of such Obligations which are then due and payable and unpaid. The obligations of the Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Obligations as against the Borrower, any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Exchange Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

     2.2. CONTINUING OBLIGATION. The Guarantor acknowledges that the Exchanging Holders have entered into the Exchange Agreement (and, to the extent that the Exchanging Holders, any Holder or holder of any interest in the Obligations or the Collateral Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 2 being a continuing irrevocable agreement, and the Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantor hereunder shall terminate when all of the Obligations have been indefeasibly paid in full in cash and discharged; PROVIDED, HOWEVER, that if a claim is made upon the Holders at any time for repayment or recovery of any amounts or any property received by the Holders from any source on account of any of the Obligations and the Holders repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Holders), then the Guarantor shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Holders become liable (such amounts being deemed part of the Obligations) to the same extent as if such amounts or property had never been received by the Holders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Obligations. Not later than five days after receipt of notice from the Collateral Agent, the Guarantor shall pay to the Collateral Agent an amount equal to the amount of such repayment or return for which the Holders have so become liable. Payments

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hereunder by the Guarantor may be required by the Collateral Agent on any number of occasions.

     2.3. WAIVERS WITH RESPECT TO OBLIGATIONS. Except to the extent expressly required by the Exchange Agreement or any other Credit Document, the Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

          (a) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notice of protest, dishonor or nonperformance;

          (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Obligations;

          (c) notice of any Event of Default or of any inability to enforce performance of the obligations of the Borrower or any other Person with respect to any Credit Document or notice of any acceleration of maturity of any Obligations;

          (d) demand for performance or observance of, and any enforcement of any provision of the Exchange Agreement, the Obligations or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against the Borrower or any other Person in respect of the Obligations or any requirement of diligence or promptness on the part of the Collateral Agent or the Holders in connection with any of the foregoing;

          (e) any act or omission on the part of the Collateral Agent or the Holders which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Borrower or any other Person, or otherwise operate as a deemed release or discharge;

          (f) failure or delay to perfect or continue the perfection of any security interest in any Credit Security or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

          (g) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

          (h) any "single action" or "anti-deficiency" law which would otherwise prevent the Holders from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Collateral Agent's or the Holders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Collateral Agent or the Holders;

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          (i)  all demands and notices of every kind with respect to the foregoing; and

          (j) to the extent not referred to above, all defenses (other than payment) which the Borrower may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by the Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.3.

     No delay or omission on the part of the Collateral Agent or the Holders in exercising any right under any other Credit Document or under any other guarantee of the Obligations or with respect to the Credit Security shall operate as a waiver or relinquishment of such right. Absent gross negligence or willful misconduct on the Collateral Agent's or Holders' part, no action which the Collateral Agent or the Holders or the Borrower or any other Obligor may take or refrain from taking with respect to the Obligations shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Holders' or the Collateral Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Obligor, or by any noncompliance by the Borrower or any other Obligor with any Credit Document, regardless of any knowledge thereof which the Collateral Agent or the Holders may have or otherwise be charged with.

     2.4. HOLDERS' POWER TO WAIVE, ETC. The Guarantor grants to the Collateral Agent and the Holders full power in their discretion, without notice to or consent of the Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

          (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any provision of, or to give any waiver in respect of, the Exchange Agreement, any other Credit Document, the Credit Security, the Obligations or any guarantee thereof (each as from time to time in effect);

          (b) To grant any extensions of the Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

          (c) To take security in any form for the Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of,

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     and to obtain or release any present or future guarantees of the
     Obligations and to proceed against any of the Credit Security or such guarantees in any order;

          (d) To collect or liquidate or realize upon any of the Obligations or the Credit Security in a commercially reasonable manner or to refrain from collecting or liquidating or realizing upon any of the Obligations or the Credit Security; and

          (e) To extend credit under the Exchange Agreement, any other Credit Document or otherwise in such amount as the Holders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise, on an individual or Consolidated basis) may have deteriorated since the date hereof.

     2.5. INFORMATION REGARDING THE BORROWER, ETC. The Guarantor has made such investigation as it deems desirable of the risks undertaken by them in entering into this Agreement and are fully satisfied that it understands all such risks. The Guarantor waives any obligation which may now or hereafter exist on the part of the Collateral Agent or the Holders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, the Guarantor undertakes to keep themselves informed of such risks and any changes therein. The Guarantor expressly waives any duty which may now or hereafter exist on the part of the Collateral Agent or the Holders to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Borrower and its Affiliates or their properties or management, whether now or hereafter known by the Collateral Agent or the Holders. The Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Borrower all information concerning the Exchange Agreement and all other Credit Documents and all other information as to the Borrower and its Affiliates or their properties or management as the Guarantor deems necessary or desirable.

     2.6. CERTAIN GUARANTOR REPRESENTATIONS.  Each Guarantor represents that:

          (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Borrower and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Exchanging Holders to enter into the Exchange Agreement and to extend credit to the Guarantor by making the Guarantee contemplated by this
     Section 2;

          (b) the credit available under the Exchange Agreement will directly or indirectly inure to its benefit;

          (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Exchanging Holders for its Guarantee;

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          (d)  it will not be rendered insolvent as a result of entering into his Agreement;

          (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as such debts become absolute and matured;

          (f) it has, and will have, access to adequate capital for the conduct of its business;

          (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature; and

          (h) it has been advised by the Collateral Agent that the Exchanging Holders are unwilling to enter into the Exchange Agreement unless the Guarantee contemplated by this Section 2 is given by it.

     2.7. SUBROGATION. The Guarantor agrees that, until the Obligations are indefeasibly paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the Borrower or any other Obligor arising by contract or operation of law in connection with any payment made or required to be made by the Guarantor under this Agreement. After the payment in full of the Obligations, the Guarantor shall be entitled to exercise against the Borrower and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

     2.8. SUBORDINATION. The Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Borrower or any other Obligor to the Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

     2.9. FUTURE SUBSIDIARIES; FURTHER ASSURANCES. The Guarantor will from time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor within 30 days after notice from the Collateral Agent or (b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Collateral Agent; PROVIDED, HOWEVER, that in the event such a Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or regulation from guaranteeing the Obligations, or if such a guarantee by any foreign Subsidiary would result in a repatriation of a material amount of foreign earnings under the Code (including the "deemed dividend" provisions of section 956 of the Code), (i) such guarantee will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings or (ii) if such limitation on the guaranteed amount is not

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sufficient to avoid such prohibition or repatriation, the Borrower and its other
Subsidiaries will pledge the stock of such Wholly Owned Subsidiary (or as much of such stock as may be pledged without resulting in such a repatriation) to the Collateral Agent to secure the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Collateral Agent. The Guarantor will, promptly upon the request of the Collateral Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Collateral Agent deems necessary or advisable to carry out the intent and purpose of this Section 2.

3. REPRESENTATIONS AND WARRANTIES. In order to induce the Exchanging Holders to extend credit under the Exchange Agreement, the Guarantor represents and warrants that:

     3.1. ORGANIZATION AND BUSINESS. The Guarantor is a duly organized and validly existing corporation, in good standing under the laws of The Commonwealth of Massachusetts, as applicable, with all power and authority, corporate or otherwise, necessary (a) to enter into and perform this Agreement and each other Credit Document to which it is a party and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Guarantor have been previously delivered to the Collateral Agent and are correct and complete.

     3.2. AUTHORIZATION AND ENFORCEABILITY. The Guarantor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is a party. Each of this Agreement and each other Credit Document to which the Guarantor is party constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     3.3. NO LEGAL OBSTACLE TO AGREEMENTS. Neither the execution, delivery and performance of this Agreement or any other Credit Document to which it is party, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, has constituted or resulted, or will constitute or result, in:

          (a) Any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Guarantor is a party or by which it is bound, or of the Charter or By-laws of the Guarantor; or

          (b) The violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Guarantor.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Guarantor in connection with the execution, delivery and performance of this Agreement or any other Credit Document to which it is party or the transactions contemplated hereby or thereby.

     3.4. LITIGATION. Except as disclosed in the SEC Reports, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative

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agency or any arbitrator is pending or, to the knowledge of the Guarantor, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any material adverse change in the Guarantor's business, assets, financial condition, income or prospects or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Guarantor which has resulted, or creates a material risk of resulting, in any material adverse change in the Guarantor's business, assets, financial condition, income or prospects.

4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of the Holders and their successors and assigns and shall be binding upon the Guarantor and its respective successors and assigns. The Guarantor may not assign its rights or obligations under this Agreement without the written consent of the Collateral Agent.

5. NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Guarantor, to it in care of iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, to the attention of its chief financial officer.

     If to the Collateral Agent, to it at its address specified in or pursuant to section 13 of the Exchange Agreement.

6. REIMBURSEMENT OF EXPENSES. Subject to the terms of the Fee Letter (as such term is defined in the Exchange Agreement) and the Exchange Agreement, the Guarantor shall promptly pay on demand all reasonable expenses of the Collateral Agent and the Exchanging Holders (including reasonable attorney fees and expenses) in connection with the preparation of this Agreement, operations hereunder and enforcement and collection hereof, whether before or after bankruptcy or similar proceedings (and whether or not allowed as a claim therein).

7.   VENUE; SERVICE OF PROCESS.  Each Guarantor:

          (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

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          (b)  Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

          (c) Consents to service of process in any such proceeding in any manner permitted by law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 5 is reasonably calculated to give actual notice; and

          (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

8. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COLLATERAL AGENT AND EACH GUARANTOR WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SECURITIES EXCHANGE AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE COLLATERAL AGENT OR THE GUARANTOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each Guarantor and the Collateral Agent acknowledges that the provisions of this Section constitute a material inducement upon which each party has relied, is relying and will rely in entering into the Exchange Agreement and any other Credit Document, and that it has reviewed the provisions of this Section with its counsel. The Collateral Agent or the Guarantor may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the Collateral Agent and the Guarantor to the waiver of the right to trial by jury.

9. GENERAL. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Exchanging Holder, notwithstanding any investigation made by the Collateral Agent on its behalf, and shall survive the execution and delivery to the Exchanging Holders and the Holders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement

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are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of laws. Each beneficial holder of the Obligations shall be entitled to the benefits of a Holder under this Agreement.

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     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.


                                       iBASIS SECURITIES CORPORATION


                                       By:   /s/ Gordon VanderBrug
                                          --------------------------------------
                                          Title:  Executive Vice President


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Collateral Agent


                                       By:   /s/ John A. Brennan
                                          ---------------------------------
                                          Title: Trust Officer